                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             CKE RESTAURANTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              CKE RESTAURANTS, INC.
                           1200 NORTH HARBOR BOULEVARD
                            ANAHEIM, CALIFORNIA 92801

                            ------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                DECEMBER 9, 1997


To the Stockholders of CKE Restaurants, Inc.:

        A Special Meeting of Stockholders of CKE Restaurants, Inc. ("CKE" or the "Company"), will be held at Fess Parker's Doubletree Resort, 633 E. Cabrillo, Santa Barbara, California on Tuesday, December 9, 1997 at 10:00 a.m. for the following purposes:

        1. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 100,000,000; and

        2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

        Only stockholders of record at the close of business on November 7, 1997 are entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof.


                                            By Order of the Board of Directors,



                                            Robert A. Wilson,
                                            Secretary

Anaheim, California
November 10, 1997

--------------------------------------------------------------------------------

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE SPECIAL MEETING. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                              CKE RESTAURANTS, INC.
                           1200 NORTH HARBOR BOULEVARD
                            ANAHEIM, CALIFORNIA 92801

                              ---------------------

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS

                                DECEMBER 9, 1997

                              ---------------------


        This Proxy Statement is being furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock") of CKE Restaurants, Inc., a Delaware corporation ("CKE" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at a Special Meeting of Stockholders to be held at Fess Parker's Doubletree Resort, 633 E. Cabrillo, Santa Barbara, California, on Tuesday, December 9, 1997, at 10:00 a.m. (the "Special Meeting"), and at any postponements or adjournments thereof.

        This Proxy Statement and accompanying proxy card are first being mailed to stockholders on or about November 10, 1997.


                             SOLICITATION OF PROXIES

        At the Special Meeting, the holders of Common Stock will be asked to consider and vote upon a proposal (the "Proposal") to amend the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's Common Stock to 100,000,000 from 50,000,000, and to act upon such other matters as may properly come before the Special Meeting or any postponements or adjournments thereof. All shares of Common Stock represented by any properly executed proxy that is not revoked will be voted at the Special Meeting in accordance with the instructions indicated in such proxy or, if no instructions are marked, the shares of Common Stock represented thereby will be voted FOR the approval of the Proposal. Although management does not know of any other matter to be acted upon at the Special Meeting, shares represented by valid proxies will be voted by the persons named on the Proxy Card in accordance with their best judgment with respect to any other matters that may properly come before the Special Meeting.

        Any stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company at the Company's principal executive offices, located at 1200 North Harbor Boulevard, Anaheim, California 92801, either a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

        The cost of solicitation of proxies in the enclosed form will be paid by the Company. In addition, following the mailing of this Proxy Statement, directors, officers and regular employees of the Company may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith. The Company may also use the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies if management determines that it is advisable to do so, at an estimated cost of $5,000 plus out-of-pocket expenses.


                             RECORD DATE AND VOTING

        Only holders of record of Common Stock as of the close of business on November 7, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, _________ shares of Common Stock were issued and outstanding. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum, and abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Special Meeting. Each holder of Common Stock will be entitled to one vote per share on all matters to come before the Special Meeting.

        A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on a proposal in the absence of instructions from the beneficial owner. Abstentions and broker non-votes will not be counted for purposes of determining whether any proposal has been approved by the Company's stockholders at the Special Meeting. However, because the proposed amendment to the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock, abstentions and broker non-votes will have the effect of votes against the Proposal.


              PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO
            INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

        Your Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 from 50,000,000. The proposed amendment is intended to improve the Company's flexibility in meeting its future needs for unreserved Common Stock.

        The Company's reserve of authorized but unissued shares of Common Stock has been significantly reduced in the last two fiscal years as a result of two public offerings, a three-for-two stock split (effected as a stock dividend in January 1997), a business combination and grants of stock options under the Company's stock option plans. As of the close of business on the Record Date, ___________ shares of Common Stock of the Company were issued and outstanding, and ___________ shares of Common Stock were reserved for issuance under the Company's stock option plans. Accordingly, only ___________ shares of Common Stock were available for future issuance as of the Record Date.

        If the Proposal is approved by the Company's stockholders at the Special Meeting, the increased number of authorized shares of Common Stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve. Such purposes may include but are not limited to additional public or private sales of Common Stock in financing transactions, acquisitions or other corporate purposes, as well as stock dividends, stock option plans and other stock-based incentive or compensation programs. No further vote of stockholders of the Company will be required, except as required by law or stock exchange regulations. Accordingly, the availability of additional shares of Common Stock for issuance, without the delay and expense of obtaining stockholder approval, will afford the Company greater flexibility in acting upon opportunities and transactions, if any, which may arise in the future. The Company has no immediate agreements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment to the Company's Certificate of Incorporation.

        At the present time, the Company is not aware of any pending or threatened efforts by any third party to obtain control of the Company, and the Proposal is not being made in response to any such efforts. However, the availability for issuance of additional shares of Common Stock could enable the Board of Directors to make more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby diluting the interest of a party attempting to obtain control of the Company.

        Certain of the provisions of the Company's Certificate of Incorporation and Bylaws, as presently in effect, may also make it more difficult for another person or entity to effect certain business combinations with the Company or to take control of the Board of Directors of the Company. These provisions include, among others, (a) the establishment of a classified Board of Directors with staggered terms of office and cumulative voting rights; (b) the requirement of a supermajority vote of stockholders to approve certain business combinations; (c) the elimination of the right of stockholders to call special meetings of stockholders or to act by written consent; (d) advance notice requirements for stockholder proposals and director nominations; (e) a provision that directors may be removed only for cause; and (f) a provision that a vacancy in any directorship, including a vacancy arising through an increase in the number of directors, may (unless the Board of Directors determines otherwise) be filled only by the remaining directors, even though less than a quorum, or by the sole remaining director. Any amendment or repeal of the provisions described in the preceding sentence (other than the provisions described in clause (d) above), must be approved by a majority of the directors then in office and by the affirmative vote of the holders of not less than 66-2/3% of the shares of Voting Stock (as defined in the Certificate of Incorporation) then outstanding.

        In addition, the Certificate of Incorporation of the Company authorizes the issuance of 5,000,000 shares of Preferred Stock. The Board of Directors, within the limitations and restrictions contained in the Certificate of Incorporation and without further action by the Company's stockholders, has the authority to issue this undesignated Preferred Stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company.

        Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. However, stockholders wishing to maintain their interests may be able to do so through normal market purchases. There are no dissenters' rights of appraisal in connection with the vote of the stockholders with respect to this Proposal.

        The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock is required to approve the Proposal. YOUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL. Proxies solicited by management will be voted FOR the Proposal unless a vote against the Proposal or abstention is specifically indicated.

                      OWNERSHIP OF THE COMPANY'S SECURITIES


        The following table sets forth certain information regarding beneficial ownership of the Common Stock as of the Record Date, by (i) each person who is known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each director of the Company , (iii) each of the Company's five most highly compensated executive officers who served as executive officers at January 27, 1997, and (iv) all directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

                                                      Amount and Nature
              NAME AND ADDRESS OF                       of Beneficial
                BENEFICIAL OWNER                          Ownership        Percent of Class (%)
                ----------------                          ---------        --------------------
Cannae Limited Partnership..................              5,135,178 (1)             ____%
  3811 W. Charleston, Suite 210
  Las Vegas, Nevada 89102
Carl N. Karcher.............................              2,153,036 (2)             ____%
  1200 North Harbor Boulevard
  Anaheim, California 92801
William P. Foley II.........................                652,005 (3)               *
Daniel D. (Ron) Lane........................                156,250 (4)               *
Frank P. Willey.............................                 16,250 (5)               *
Peter Churm.................................                 36,986 (6)               *
Carl L. Karcher.............................                123,242 (7)               *
W. Howard Lester............................                 10,000 (8)               *
Bryon Allumbaugh............................                  2,000                   *
C. Thomas Thompson..........................                150,392 (9)               *
Rory J. Murphy..............................                251,203 (9)               *
Robert E. Wheaton...........................                 47,500 (9)               *
Robert W. Wisely............................                 31,325 (9)               *
All executive officers and directors
  as a group (15 persons)...................              4,083,206 (10)            ____%

---------------
 *      Less than one percent.

(1) Based on a Schedule 13D, as amended, filed by Cannae Limited Partnership (the "Partnership"), Folco Development Corporation ("Folco"), Daniel V., Inc. and the Daniel P. Lane Revocable Trust U/D/T July 10, 1992 (collectively, the "Daniel Entities"), Frank P. Willey and other persons and entities who are Class B Limited Partners of the Partnership. The aggregate number of shares set forth above includes: (a) 4,664,553 shares held directly by the Partnership; (b) 395,625 shares held directly by Folco; and (c) 75,000 shares held directly in the aggregate by the Daniel Entities. The Schedule 13D states that each of the foregoing persons and entities has sole voting and dispositive power with respect to the shares directly held by him or it. The Schedule 13D states that the Class A Limited Partner of the Partnership is Carl N. Karcher, as sole trustee of the Carl N. and Margaret M. Karcher Trust (the "Trust") (see the table above and related footnotes). In its
        Schedule 13D, the Trust and Mr. and Mrs. Karcher disclaim beneficial ownership of shares of Common Stock beneficially owned by the Partnership. The General Partner of the Partnership is Bognor Regis, Inc., a Nevada corporation. According to the Schedule 13D, William P. Foley II is a director of Bognor Regis, Inc. and owns and controls Folco.

(2) Includes (a) 1,963,386 shares beneficially held by the Trust; (b) 94 shares held by Mrs. Karcher; and (c) 187,500 shares subject to presently exercisable options or options that become exercisable on or prior to January 6, 1998. Excludes 26,100 shares held by the Carl N. and Margaret
        M. Karcher Foundation, the beneficial ownership of which the Trust and Mr. and Mrs. Karcher disclaim. The Trust and Mr. and Mrs. Karcher disclaim any beneficial ownership of the 4,664,553 shares held directly by the Partnership.

(3) Includes (a) 395,625 shares held directly by Folco and (b) 253,750 shares subject to presently exercisable options or options that become exercisable on or prior to January 6, 1998. Excludes (a) an aggregate of 4,739,553 of the shares described in footnote (1) above which are held directly by the Partnership and the Daniel Entities, and (b) 745,500 shares held by Fidelity National Financial, Inc. ("Fidelity"), of which Mr. Foley is a director and an executive officer.

(4) Includes (a) 75,000 shares held directly by the Daniel Entities and (b) 81,250 shares subject to presently exercisable options or options that become exercisable on or prior to January 6, 1998. Excludes (a) an aggregate of 5,060,178 of the shares described in footnote (1) above which are held directly by the Partnership and Folco, and (b) 745,500 shares held by Fidelity, of which Mr. Lane is a director.

(5) Includes 16,250 shares subject to presently exercisable options or options that become exercisable on or prior to January 6, 1998. Excludes
        (a) an aggregate of 5,135,178 of the shares described in footnote (1) above which are held directly by the Partnership, Folco and the Daniel Entities, and (b) 745,500 shares held by Fidelity, of which Mr. Willey is a director and an executive officer.

(6) Includes 19,250 shares subject to presently exercisable options or options that become exercisable on or prior to January 6, 1998.

(7) Includes (a) 98,049 shares held by Carl L. Karcher and Peggy L. Karcher, as trustees under a trust dated January 31, 1983 for the benefit of Carl
        L. and Peggy L. Karcher; (b) 19,250 shares subject to presently exercisable options or options that become exercisable on or prior to January 6, 1998; and (c) 5,673 shares owned by Carl L. Karcher's minor children.

(8) Includes 10,000 shares subject to presently exercisable options or options that become exercisable on or prior to January 6, 1998.

(9) Includes for Messrs. Thompson, Murphy, Wheaton and Wisely, (a) 137,500 shares, 246,598 shares, 47,500 shares, and 27,500 shares, respectively, subject to presently exercisable options or options that become exercisable on or prior to January 6, 1998. Also includes for Mr. Thompson 150 shares owned by his minor children, and for Mr. Murphy 2,287 shares held for his benefit under CKE's voluntary contributory profit sharing and savings investment plan.

(10) Includes shares described in footnotes (1) through (9) above and 171,192 shares subject to presently exercisable options or options that become exercisable on or prior to January 6, 1998 which are held by executive officers not listed in the above table. Excludes 4,664,553 shares described in footnote (1) above which are held directly by the Partnership, and 745,500 shares which are held directly by Fidelity.

                 STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

        Pursuant to the rules of the Securities and Exchange Commission, proposals by eligible stockholders which are intended to be presented at the Company's Annual Meeting of Stockholders in 1998 must be received by the Company by January 14, 1998 in order to be considered for inclusion in the Company's proxy materials. The Board of Directors of the Company will determine whether any such proposal will be included in its 1998 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the 1998 Annual Meeting and has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.

                                      PROXY

                              CKE RESTAURANTS, INC.


                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                       DIRECTORS OF CKE RESTAURANTS, INC.

        The undersigned holder of Common Stock of CKE Restaurants, Inc. (the "Company") hereby appoints William P. Foley II and Carl A. Strunk, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent and to vote as designated below all shares of Common Stock of the Company that the undersigned would be entitled to vote at the Special Meeting of Stockholders of the Company to be held at Fess Parker's Doubletree Resort, 633
E. Cabrillo, Santa Barbara, California, on Tuesday, December 9, 1997, at 10:00 a.m., and any postponements or adjournments thereof.



               PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

1. Proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 from 50,000,000.

                      FOR           AGAINST        ABSTAIN

                      [ ]             [ ]            [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE PROXIES WILL VOTE "FOR" PROPOSAL 1 AND IN THEIR DISCRETION ON ALL OTHER MATTERS.

                                            DO YOU PLAN TO ATTEND THE MEETING?

                                            YES [ ]            NO [ ]


Signature: ______________________________

Signature if held jointly _______________

Dated: _______________, 1997

        Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.